Exhibit 5.2

March 30, 2009

William J. McDonough, Jr.

Clear Channel Communications, Inc.	wjmcdono@coxsmith.com
200 East Basse Road
San Antonio, Texas 78209	210 554 5268

Re:	$980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due August 1, 2016 of Clear Channel Communications, Inc. issued in exchange for $980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due August 1, 2016 of Clear Channel Communications, Inc., and $1,330,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due August 1, 2016 of Clear Channel Communications, Inc. issued in exchange for $1,330,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due August 1, 2016 of Clear Channel Communications, Inc.

Ladies and Gentlemen:

We have acted as special Texas counsel to Clear Channel Communications, Inc., a Texas corporation (the “Issuer”), AMFM Shamrock Texas, Inc., a Texas corporation, CCB Texas Licenses, Inc., a Texas corporation, Citicasters Licenses, Inc., a Texas corporation, Clear Channel Identity, Inc., a Texas corporation, and Clear Channel Management Services, Inc., a Texas corporation (each, a “Texas Guarantor” and collectively, the “Texas Guarantors”), in connection with (i) the proposed issuance by the Issuer in exchange offers of $980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due August 1, 2016 (the “Exchange Senior Cash Pay Notes”) and $1,330,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due August 1, 2016 (the “Exchange Senior Toggle Notes” and, together with the Exchange Senior Cash Pay Notes, the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 10.75% Senior Cash Pay Notes due August 1, 2016 (the “Outstanding Senior Cash Pay Notes”) and 11.00%/11.75% Senior Toggle Notes due August 1, 2016 (the “Outstanding Senior Toggle Notes” and, together with the Outstanding Senior Cash Pay Notes, the “Outstanding Notes”), which have not been, and will not be, registered under the Securities Act, (ii) the guarantee of the Exchange Notes (the “Exchange Guarantees”) by each Texas Guarantor, and (iii) the registration statement on Form S-4 filed by the Issuer and each Texas Guarantor with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act, namely the preparation of certain disclosure items related to the Issuer and Texas Guarantors, contained in “Item 20. Indemnification of Directors and Officers” of the Registration Statement, under the caption “Registrants Incorporated in Texas.”

March 30, 2009

The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of July 30, 2008, by and among the Issuer (as the successor-in-interest to BT Triple Crown Merger Co., Inc., a Delaware corporation (“Merger Sub”), following the consummation of the merger of Merger Sub with and into the Issuer, with the Issuer surviving the merger), Law Debenture Trust Company of New York, as trustee (“Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by a Supplemental Indenture, dated as of July 30, 2008, by and between the Trustee and the guarantors named therein, and as further supplemented by a Supplemental Indenture, dated as of December 9, 2008, by and between the Trustee and CC Finco Holdings, LLC, a Delaware limited liability company (collectively, the “Indenture”). The terms of the Exchange Guarantees are contained in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the articles of incorporation or certificate of formation, as applicable, and bylaws (collectively, the “Organizational Documents”) of the Issuer and each Texas Guarantor; (b) the records provided to us by the Issuer and each of the Texas Guarantors of actions by written consent of the respective boards of directors of the Issuer and each Texas Guarantor; (c) the Indenture; (d) the Exchange Notes; (e) the Registration Rights Agreement (together with the Indenture and the Exchange Notes, the “Exchange Documents”); and (f) such other agreements, instruments and documents, including, without limitation, certificates of public officials, as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the authenticity of all documents, records and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity with the original documents, records and instruments of all instruments, documents and records submitted to us as copies. As to certain questions of fact material to our opinion, we have relied upon certificates and statements of officers and other representatives of the Issuer and certificates of public officials. In addition, we have assumed the due authorization, execution and delivery of all documents referred to herein by the parties thereto other than the Issuer and the Texas Guarantors and the due authority of all parties executing such documents except persons executing such documents on behalf of the Issuer or the Texas Guarantors.

Other than the Exchange Documents, we have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Indenture.

Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

1. The Issuer has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of Texas. The Issuer has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described

March 30, 2009

in the Registration Statement and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property (in each case as described in the Registration Statement) requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the Issuer.

2. Each Texas Guarantor has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of Texas. Each Texas Guarantor has the requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Registration Statement and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction set forth under such Texas Guarantor’s legal name set forth on Appendix A attached hereto.

3. The Issuer has the requisite corporate power and authority to execute and deliver each of the Exchange Documents to which it is a party and to perform its obligations under each of the Exchange Documents to which it is a party, including, without limitation, the performance of its obligations with respect to the Exchange Notes, and all corporate action required to be taken by the Issuer for the due and valid authorization, execution and delivery of each of the Exchange Documents to which it is a party and the consummation by the Issuer of the transactions contemplated by each of the Exchange Documents to which it is a party has been duly and validly taken.

4. Each of the Exchange Documents to which the Issuer is a party has been duly and validly authorized, executed and delivered by the Issuer.

5. Each Texas Guarantor has the requisite corporate power and authority to execute and deliver each of the Exchange Documents to which it is a party and to perform its obligations under each of the Exchange Documents to which it is a party, including, without limitation, the performance of its respective obligations with respect to the Exchange Guarantees, and all corporate action required to be taken by such Texas Guarantor for the due and valid authorization, execution and delivery of each of the Exchange Documents to which it is a party and the consummation by such Texas Guarantor of the transactions contemplated by each of the Exchange Documents to which it is a party has been duly and validly taken.

6. With respect to each Texas Guarantor, each of the Exchange Documents to which such Texas Guarantor is a party has been duly and validly authorized, executed and delivered by such Texas Guarantor.

March 30, 2009

7. The execution and delivery by the Issuer and each of the Texas Guarantors of, and the performance by the Issuer and each of the Texas Guarantors of their respective obligations under, each of the Exchange Documents to which they are a party do not contravene or violate (a) the respective Organizational Documents of the Issuer or any Texas Guarantor (as currently in effect), (b) any provision of Texas state law or regulation promulgated thereunder (as currently in effect); or (c) to the best of our knowledge, any judgment, writ, injunction, decree, order, or ruling of any governmental body, agency or court of the State of Texas having jurisdiction over the Issuer or any Texas Guarantor, and no consent, approval, authorization or order of, or qualification with, any Texas state governmental body or agency is required for the performance by the Issuer and each of the Texas Guarantors of their respective obligations under the Exchange Documents, except such as have been obtained or made and are in full force and effect.

8. The statements included in the Registration Statement in “Item 20. Indemnification of Directors and Officers” under the caption “Registrants Incorporated in Texas,” insofar as they summarize generally certain provisions regarding the insurance or indemnification of officers and directors against liability provided pursuant to the articles of incorporation or certificate of formation, as applicable, and by-laws of the Issuer and each Texas Guarantor and as provided pursuant to certain provisions of Texas law, fairly summarize such matters in all material respects.

The opinions set forth in paragraphs 1 through 8 above are qualified in their entirety by the following:

A. We express no opinion regarding the enforceability of any of the Exchange Documents or any of the documents or agreements referenced in the Exchange Documents and we understand that you are relying on the opinion of Ropes & Gray LLP with respect thereto.

B. This opinion is limited to the existing laws of the State of Texas and the federal laws of the United States of America, in each case as currently in effect. We express no opinion as to legal matters governed by any other laws, and we disclaim any opinion as to the application or effect of any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction. With respect to the opinions set forth in paragraph 7 hereof regarding contravention of applicable law or the requirement of any consent, approval, authorization or order of, or qualification with, any governmental body or agency, our opinion is expressed only with respect to statutes, laws, judgments, orders, rules and regulations that, in our experience, are applicable to transactions of the type contemplated by the Exchange Documents or that, based on our knowledge of the general nature of the business in which the Issuer and Texas Guarantors are engaged (as described in the Registration Statement), would reasonably be applicable to such transactions, but without our having made any special investigation concerning any other laws, judgments, decrees, orders, rules or regulations. In addition, and without limiting the generality of the foregoing, we express no opinion as to compliance or non-compliance with: (i) Texas “Blue Sky” laws and regulations, including, without limitation, laws and regulations relating to broker-dealer registration (including any

March 30, 2009

requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (ii) the rules and regulations of the Financial Industry Regulatory Authority or the New York Stock Exchange (including any requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (iii) fraudulent transfer and fraudulent conveyance laws and regulations; (iv) tax laws and regulations; (v) laws and regulations of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (vi) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions and other local or regional governmental authorities (whether created or enabled through legislative action at the federal, state, or regional level); or (vii) any judicial or administrative decisions to the extent they deal with any of the foregoing.

C. Where the phrase “to the best of our knowledge” or similar words appear in this opinion, they mean that we are relying, with your consent, upon such certificates as we have deemed appropriate from the Issuer or the Texas Guarantors, as appropriate, and upon the actual conscious awareness of attorneys of our firm who have given substantive legal attention to matters on behalf of the Issuer and the Texas Guarantors in connection with the transactions covered hereby; however, we have not undertaken any independent investigation (including, without limitation, the review of any court file or indices) to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Issuer and the Texas Guarantors.

D. Where statements in this opinion are qualified by the term “material” or “material adverse effect,” those statements involve judgments and opinions as to materiality or lack of materiality of any matter to the Issuer’s or a Texas Guarantor’s business, prospects, assets or financial condition which are entirely those of the Issuer’s or the Texas Guarantor’s and their respective officers and directors, after having been advised by us as to the legal effect and consequences of such matters.

The opinions contained herein are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. The opinions contained herein are expressly limited to the matters stated in paragraphs 1-8 hereof, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is intended solely for the benefit of the addressee hereof and is not to be used for any other purpose or made available to or be relied upon by any other person, firm or entity without our express written consent.

Notwithstanding the foregoing, Ropes & Gray LLP may rely on these opinions in rendering their opinions to you with respect to the validity and enforceability of the Indenture, the Exchange Notes and the Exchange Guarantees for inclusion as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners

March 30, 2009

for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantees.

Respectfully Submitted,

/s/ COX SMITH MATTHEWS INCORPORATED

By:	/s/ WILLIAM J. MCDONOUGH, JR.
William J. McDonough, Jr.

APPENDIX A

TEXAS GUARANTORS – FOREIGN QUALIFICATIONS

AMFM Shamrock Texas, Inc.

None.

CCB Texas Licenses, Inc.

None.

Citicasters Licenses, Inc.

None.

Clear Channel Identity, Inc.

None.

Clear Channel Management Services, Inc.

Arizona

Delaware

Florida

Hawaii

Idaho

Indiana

Kansas

Minnesota

Missouri

Nebraska

New Hampshire

New Jersey

New Mexico

New York

Tennessee

Utah

Virginia

West Virginia